UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) November 7, 2013

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167th Street, #E-21 Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,,” “Fuse,” “we,” “us,” and “our” refer to Fuse Science, Inc., unless the context requires otherwise.

Item 1.01. Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02, Unregistered Sales of Equity Securities is hereby incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

(a)   On November 7, 2013, we repurchased certain of our outstanding Series A Warrants (the “Series A Warrants”) from the holders thereof (the “Holders”) through an exchange offer. These Series A Warrants were originally issued on March 7, 2013 pursuant to a Securities Purchase Agreement dated March 4, 2013, among the Company and certain investors and were scheduled to expire on March 7, 2018. Accordingly, the Company believed that the Series A Warrants, which were currently exercisable on a “cashless basis,” represented a significant market “overhang,” which has now been reduced.

Under Exchange Agreements entered into between the Company and the Holders, the Holders of Series A Warrants to purchase an aggregate of 13,232,852 shares of our common stock agreed to exchange their Series A Warrants for an aggregate of 62,500,000 shares of our common stock (the “Exchange Shares”).

The Exchange Shares are being issued to the Holders pursuant to the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

(b)   On November 7, 2013, we also entered into a securities purchase agreement (the “Purchase Agreement”) with a group of investors pursuant to which Fuse issued and sold 10% senior secured convertible notes in the aggregate original principal amount of $700,000 (the “Notes”) and warrants to purchase up to 23,331,000 shares of Fuse’s common stock (the “Warrants”). The investor group consists of MusclePharm Corporation, Barry Honig, Michael Brauser, Melechdavid, Inc., Frost Gama Investments Trust, Jonathan Manela and Brian Tuffin, our Chief Executive Officer. The transaction is scheduled to close on or about November 8, 2013 (“Closing”).

The indebtedness evidenced by the Notes bears interest at 10% per year, and accrues and is payable together with principal on the 60th day after Closing. The Notes may be converted, at the option of the holder, (i) into the Company’s common stock, at any time following issuance at an exercise price of $0.065 per share (subject to adjustment as provided in the Note) or (ii) if the Company consummates a subsequent financing generating gross proceeds of not less than $4,000,000 (a “Subsequent Financing”), into the securities sold in the Subsequent Financing at a specified discount from the offering price of such securities. The Notes are secured by a first lien on substantially all of Fuse’s assets pursuant to a pledge and security agreement (the “Security Agreement”) among the parties.

Under the terms of the Warrants, the Holders are entitled to exercise the Warrants for a period of five (5) years following Closing at a price of $0.06 per share (subject to adjustment as provided in the Warrant).

In connection with the financing, Fuse granted piggy-back page registration rights to the Holders with respect to the shares of common stock issuable upon conversion of the Notes and exercise of the Warrants.

The securities were issued pursuant to the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder. In connection with these transactions, Fuse will pay a placement agent fee of $43,400 to Dawson James Securities and will issue to the placement agent and their respective designees, placement agent warrants to purchase 7% of the number of shares of common stock that are issuable pursuant to the Notes and Warrants.

Copies of the forms of Purchase Agreement, Note, Warrant and Security Agreement, are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference. The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to such documents.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits:

10.1	Form of Securities Purchase Agreement
10.2	Form of 10% Senior Secured Convertible Note
10.3	Form of Warrant
10.4	Form of Pledge and Security Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin
Brian Tuffin, Chief Executive Officer and Acting Chief
Financial Officer

Dated:   November 8, 2013